Exhibit 99.1

FARO Reports Fourth Quarter and Fiscal Year 2017 Financial Results

LAKE MARY, FL, February 21, 2018 - FARO® (NASDAQ: FARO), the world’s most trusted source for 3D measurement and imaging solutions for factory metrology, 3D machine vision, construction BIM-CIM, product design, and public safety forensics, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2017.

•	Quarterly sales of $106.4 million, up 16.1% year-over-year

•	Construction BIM-CIM segment quarterly sales of $25.8 million, up 47.2% year-over-year

•	Strengthened gross margin to 58.3% for the quarter

•	Increased operating margin to 8.6% for the quarter

“In 2017, we executed well on our strategic initiatives in completing our vertical reorganization by mid-year, reinvigorating our product portfolio with next generation technology, and investing in expanding our sales force to make meaningful progress towards our long-term financial objectives,” stated Dr. Simon Raab, President and Chief Executive Officer. “Our team delivered double-digit new order bookings and sales growth for 2017, and at the same time increased gross margin progressively through the year to reach 58.3% in the fourth quarter. Our second half performance strongly indicates that we are gaining traction from our vertical focus, investments in new products, and additional sales headcount as highlighted by our remarkable 47.2% increase in fourth quarter construction BIM-CIM sales. As we have discussed before, there is a natural, short-term cost to these investments. However, we expect sustained returns from these initiatives and we will continue with our vertical strategies while optimizing our operations through our 2018 global lean initiatives, which are aimed at reinvigorating the FARO culture of continuous improvement and technological superiority in all of our vertical markets.”

Fourth Quarter 2017

Total sales increased by $14.7 million, or 16.1%, to $106.4 million for the quarter ended December 31, 2017 from $91.7 million for the quarter ended December 31, 2016. Our sales increase was primarily driven by a strong increase in product unit sales in our construction BIM-CIM and our other segment (which includes the public safety forensics and product design verticals), higher average selling prices, and continued service revenue growth. New order bookings increased by $14.8 million, or 15.5%, to $110.6 million for the quarter ended December 31, 2017 from $95.8 million for the quarter ended December 31, 2016.

Gross margin for the quarter was 58.3%, up 5.2 percentage points compared with 53.1% in the same prior year period reflecting a strong increase in our product gross margin mostly due to higher average selling prices from our technological leadership and improved manufacturing efficiencies.

Operating income was $9.2 million for the fourth quarter of 2017, reflecting an increase from $3.6 million in the same prior year period driven mainly by our double-digit sales growth and strong increase in gross margin offset partly by our strategic growth initiatives to increase sales headcount and accelerate new product development. Operating margin was 8.6% in the fourth quarter of 2017, compared with 3.9% in the fourth quarter of 2016.

Our net loss of $11.1 million, or $0.66 per share, for the fourth quarter of 2017 included a provisional charge of $19.4 million, or $1.16 per share, recorded in income tax expense related to the enactment of the U.S. Tax Cuts and Jobs Act (U.S. Tax Reform)1. This charge was comprised of $2.0 million related to the re-measurement of our deferred tax assets arising from a lower U.S. corporate tax rate and $17.4 million related to the transition tax on the mandatory deemed repatriation of foreign earnings. Excluding the impact of U.S. Tax Reform, net income for the fourth quarter of 2017 would have been $8.3 million, or $0.50 per share.

Fiscal Year 2017

Total sales increased by $35.3 million, or 10.9%, to $360.9 million for the year ended December 31, 2017 from $325.6 million for the year ended December 31, 2016. Our sales increase was primarily driven by a strong increase in our construction BIM-CIM segment, growth in warranty revenue, and increase in average selling prices. New order bookings increased by $46.3 million, or 14.0%, to $377.0 million for the year ended December 31, 2017 from $330.7 million for the year ended December 31, 2016.

Gross margin was 56.7% for fiscal year 2017, up 2.0 percentage points over the prior year, mostly due to higher average selling prices from our technological leadership and improved manufacturing efficiencies.

Operating income was $5.3 million for fiscal year 2017, reflecting a decrease from $13.3 million for fiscal year 2016. This decrease was primarily due to an intentional increase in operating expenses related to our strategic growth initiatives, including a start-up selling expense of $9.5 million driven by a 17.7% increase in our period ending sales headcount from 536 as of December 31, 2016 to 631 as of December 31, 2017 and increases in R&D spending from recent technology acquisitions. Operating margin was 1.5% for fiscal year 2017, compared with 4.1% for fiscal year 2016.

Our net loss of $14.5 million, or $0.87 per share, for fiscal year 2017 included a provisional charge of $19.4 million, or $1.16 per share, recorded in income tax expense related to the enactment of U.S. Tax Reform. Excluding the impact of U.S. Tax Reform, net income for fiscal year 2017 would have been $4.8 million, or $0.29 per share.

As of December 31, 2017, cash and short-term investments totaled $152.0 million, of which $98.8 million was held by foreign subsidiaries.

The financial information included in this press release is preliminary as the Company has not yet issued its audited financial statements and may differ from those results.

1 Preliminary. Represents the estimated fourth quarter 2017 and fiscal year 2017 impact of the enactment of the Tax Cuts and Jobs Act (U.S. Tax Reform), which was signed into law on December 22, 2017. The final impact of U.S. Tax Reform may differ from these estimates due to, among other things, changes in interpretations and assumptions made by FARO, additional guidance that may be issued by the U.S. Department of the Treasury, and actions that FARO may take.

*****

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward -looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•
declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•
other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and Part II, Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.
About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software for the following vertical markets:

•	Factory Metrology - High-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes

•	3D Machine Vision - 3D vision for both control and measurement to the manufacturing floor through 3D sensors and custom solution

•	Construction BIM-CIM - 3D capture of as-built construction projects and factories to document complex structures and perform quality control, planning and preservation

•
Public Safety Forensics - Capture and analysis of on-site real world data to investigate crash, crime and fire, plan security activities and provide virtual reality training for public safety personnel

•	Product Design - Capture detailed and precise 3D data from existing products permitting CAD analysis and redesign, after market design and legacy part replication

FARO’s global headquarters is located in Lake Mary, Florida. The Company also has a technology center and manufacturing facility consisting of approximately 90,400 square feet located in Exton, Pennsylvania containing research and development, manufacturing and service operations of our FARO Laser TrackerTM, FARO Cobalt Array Imager, and Tracer product lines. The Company's European regional headquarters is located in Stuttgart, Germany and its Asia-Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Thailand, South Korea, Japan, and Australia.
More information is available at http://www.faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Sales
Product	$84,446	$73,778	$277,922	$256,010
Service	21,977	17,920	82,995	69,574
Total sales	106,423	91,698	360,917	325,584
Cost of Sales
Product	31,957	33,032	110,143	107,965
Service	12,372	9,989	46,137	39,659
Total cost of sales (exclusive of depreciation and amortization, shown separately below)	44,329	43,021	156,280	147,624
Gross Profit	62,094	48,677	204,637	177,960
Operating Expenses
Selling and marketing	28,660	23,634	103,544	79,870
General and administrative	10,924	9,477	43,807	40,813
Depreciation and amortization	4,513	4,135	16,588	13,868
Research and development	8,846	7,815	35,376	30,125
Total operating expenses	52,943	45,061	199,315	164,676
Income from operations	9,151	3,616	5,322	13,284
Other expense (income)
Interest income	(73)	(54)	(319)	(212)
Other (income) expense, net	(510)	(2)	(190)	822
Interest Expense	7	9	4	48
Income before income tax expense (benefit)	9,727	3,663	5,827	12,626
Income tax expense	20,785	118	20,343	1,519
Net (loss) income	$(11,058)	$3,545	$(14,516)	$11,107
Net (loss) income per share - Basic	$(0.66)	$0.21	$(0.87)	$0.67
Net (loss) income per share - Diluted	$(0.66)	$0.21	$(0.87)	$0.67
Weighted average shares - Basic	16,738,400	16,676,764	16,711,534	16,654,786
Weighted average shares - Diluted	16,738,400	16,720,571	16,711,534	16,681,710

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$140,960	$106,169
Short-term investments	10,997	42,942
Accounts receivable, net	72,105	61,364
Inventories, net	53,786	51,886
Prepaid expenses and other current assets	16,311	16,304
Total current assets	294,159	278,665
Property and equipment:
Machinery and equipment	66,514	57,063
Furniture and fixtures	6,945	6,099
Leasehold improvements	19,872	18,778
Property and equipment at cost	93,331	81,940
Less: accumulated depreciation and amortization	(61,452)	(50,262)
Property and equipment, net	31,879	31,678
Goodwill	52,750	46,744
Intangible assets, net	22,540	22,279
Service and sales demonstration inventory, net	39,614	29,136
Deferred income tax assets, net	15,606	14,307
Other long-term assets	2,030	905
Total assets	$458,578	$423,714
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,569	$11,126
Accrued liabilities	27,362	24,572
Income taxes payable	4,676	618
Current portion of unearned service revenues	29,674	27,422
Customer deposits	2,604	2,872
Total current liabilities	75,885	66,610
Unearned service revenues - less current portion	11,815	13,813
Deferred income tax liabilities	695	1,409
Income taxes payable - less current portion	15,952	—
Other long-term liabilities	2,165	2,225
Total liabilities	106,512	84,057
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 18,277,142 and 18,170,267 issued; 16,796,884 and 16,680,791 outstanding, respectively	18	18
Additional paid-in capital	223,055	212,602
Retained earnings	168,624	183,436
Accumulated other comprehensive loss	(7,822)	(24,561)
Common stock in treasury, at cost - 1,480,258 shares and 1,489,476, respectively	(31,809)	(31,838)
Total shareholders’ equity	352,066	339,657
Total liabilities and shareholders’ equity	$458,578	$423,714

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2017	2016	2015
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net (loss) income	$(14,516)	$11,107	$12,813
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,588	13,868	11,217
Compensation for stock options and restricted stock units	6,450	5,374	4,306
Provision for bad debts (net recovery of)	370	898	346
Loss on disposal of assets	451	860	947
Write-down of inventories	1,734	4,134	10,878
Deferred income tax benefit	(1,740)	(2,002)	(655)
Income tax benefit from exercise of stock options	—	(357)	(313)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	(6,766)	6,727	9,584
Inventories, net	(10,926)	(6,729)	(18,021)
Prepaid expenses and other assets	(253)	3,588	(2,834)
(Decrease) increase in:
Accounts payable and accrued liabilities	1,103	534	(6,401)
Income taxes payable	20,011	618	—
Customer deposits	(461)	(1,310)	1,114
Unearned service revenues	(1,690)	273	5,051
Net cash provided by operating activities	10,355	37,583	28,032
INVESTING ACTIVITIES:
Proceeds from sale of investments	32,000	—	22,001
Purchases of property and equipment	(8,970)	(7,720)	(14,169)
Payments for intangible assets	(2,377)	(1,657)	(2,140)
Acquisition of business, net of cash received	(5,596)	(27,708)	(12,066)
Net cash provided by (used in) investing activities	15,057	(37,085)	(6,374)
FINANCING ACTIVITIES:
Payments on capital leases	(108)	(8)	(8)
Payments of contingent consideration for acquisitions	(521)	(774)	—
Repurchase of common stock	—	—	(22,763)
Income tax benefit from exercise of stock options	—	357	313
Proceeds from issuance of stock, net	3,594	674	2,287
Net cash provided by (used in) financing activities	2,965	249	(20,171)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,414	(1,934)	(3,420)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34,791	(1,187)	(1,933)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	106,169	107,356	109,289
CASH AND CASH EQUIVALENTS, END OF YEAR	$140,960	$106,169	$107,356

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (UNAUDITED)

	Years ended December 31,
(in thousands)	2017	2016	2015
Net (loss) income	$(14,516)	$11,107	$12,813
Currency translation adjustments, net of income tax	16,739	(4,700)	(13,166)
Comprehensive income (loss)	$2,223	$6,407	$(353)

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA

(revenue in thousands)	Q4 2017 Revenue	Q4 2016 Revenue	% Change	2017 Revenue	2016 Revenue	% Change
Reporting Segments
Factory Metrology	$71,583	$67,895	5.4%	$245,114	$236,313	3.7%
Construction BIM-CIM	25,799	17,527	47.2%	86,349	65,056	32.7%
Other	9,041	6,276	44.1%	29,454	24,215	21.6%
Total	$106,423	$91,698	16.1%	$360,917	$325,584	10.9%